CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2017, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Africa & Middle East Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional Frontier Markets Equity Fund, T. Rowe Price Institutional Global Focused Growth Equity Fund, T. Rowe Price Institutional Global Growth Equity Fund, T. Rowe Price Institutional Global Value Equity Fund, T. Rowe Price Institutional International Concentrated Equity Fund, T. Rowe Price Institutional International Core Equity Fund, and T. Rowe Price Institutional International Growth Equity Fund’s (comprising T. Rowe Price Institutional International Funds, Inc.) Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the use in this Registration Statement of our report dated July 24, 2017, relating to the financial statements of T. Rowe Price Multi-Strategy Total Return Fund, Inc. and of our report dated August 17, 2017, relating to the financial statements of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 26, 2018